Exhibit 99.1

GAP INC. OUTLINES BUSINESS STRATEGIES FOR BRANDS AND HIGHLIGHTS

GROWTH OPPORTUNITIES IN ONLINE AND INTERNATIONAL CATEGORIES

SAN FRANCISCO – October 16, 2008 – Gap Inc. (NYSE: GPS) today presented investors with an update on the company’s strategies for improving business at its core brands, along with an overview of growth initiatives across its online and international businesses.

“With Gap Inc.’s strong balance sheet, we’re in a solid position to succeed in the long term and we have the flexibility to respond as necessary to the current economic environment,” said Glenn Murphy, Chairman and CEO of Gap Inc. “We remain focused on improving results at our core brands, while pursuing strategic growth opportunities online and internationally.”

Sabrina Simmons, the company’s chief financial officer, said: “Our focus on disciplined inventory and cost management has enabled us to achieve a 65 percent growth in earnings per share in the first half of 2008. We’re reaffirming our financial guidance for the year as we closely monitor the extreme market volatility.”

The company reiterated that it expects fiscal year 2008 diluted earnings per share on a GAAP basis to be $1.30 to $1.35. Gap Inc. also reiterated that it will deliver operating margins of about 10 percent and expects to generate about $1 billion in free cash flow for 2008. Gap Inc. releases its third quarter earnings on November 20, 2008.

In addition to Murphy and Simmons, speakers at today’s annual investor meeting included the presidents of Gap, Banana Republic and Old Navy; and leaders of its online and franchise businesses. Highlights of these business updates follow:

Gap brand: Marka Hansen

For the past year, Gap brand has focused on stabilizing the business, strengthening its brand positioning globally, refining its target customer and delivering great product rooted in clean, classic American design. As a result of this work, Gap is in a solid position with a strong product line up for holiday and is now turning its attention to bringing customers back into stores. Gap brand’s marketing initiatives are shifting to a mix of traditional and non-traditional tactics, including influencer programs and multi-faceted campaigns. For instance, Gap brand is not planning TV during the remainder of the fiscal year, but is rolling out a broad “Vote for ____” campaign that aims to engage with 85 million voters this year. Gap brand’s top priorities for 2009 are driving traffic, executing on its real estate strategy and improving productivity.

Old Navy: Tom Wyatt

Old Navy is making the necessary, critical changes to improve its business with a strategy centered on the concept of fun, family and value. Over the past seven months, Old Navy redefined its customer target and positioning as an energetic brand with great product at compelling prices for young moms shopping for their families and themselves. The brand recently hired a new creative agency, Crispin Porter & Bogusky, to help align its marketing more closely with this target customer. Old Navy’s top priorities for 2009 are improving the product assortments, driving traffic, delivering on its promise of value, and executing on its new store design.

Banana Republic: Jack Calhoun

2008 marked Banana Republic’s 30th anniversary, and the division is focused on both near-term strategies to drive traffic and long-term positioning as a global, accessible luxury brand that can expand into new categories and geographies. As part of this, Banana Republic’s marketing aims to connect with its affluent, thirty-something, “city style,” professional demographic, by showing up where this audience congregates, both online and offline. Banana Republic’s top priorities for 2009 are driving traffic, increasing differentiation, and offering brand-right product. Banana Republic opened its first store in the United Kingdom earlier this year, and the company anticipates further growth opportunities in Europe.

Gap Inc. Strategic Alliances: Art Peck

In less than two years, more than 100 Gap and Banana Republic franchise stores have opened around the world. The positive customer response is a testament to their brand equity. Gap Inc.’s franchise model is highly scaleable and allows Gap Inc. to expand quickly across multiple countries with low capital expenditure requirements and high return. To date, the company has signed agreements for 21 countries in Southeast Asia, Eastern Europe, Latin America and Russia and opened 78 Gap and 31 Banana Republic stores in 13 countries: Bahrain, Greece, Indonesia, Kuwait, Malaysia, Oman, Qatar, Philippines, Saudi Arabia, Singapore, South Korea, Turkey and United Arab Emirates. Gap stores will open in Moscow, Egypt and Jordan for Holiday 2008. Top priorities for 2009 are executing on the signed franchise agreements to open stores in places like Mexico, Bulgaria and Romania.

Gap Inc. Direct: Toby Lenk

Gap Inc.’s online business provides a strong growth opportunity. The innovative platform, which ties the company’s four brands together, offers a distinct competitive advantage. Gap Inc.’s online division posted net sales of $595 million in 2005 and grew to $903 million in 2007 and is expecting to surpass the $1 billion threshold for 2008. The e-commerce sites represent a marketing platform for the stores, as customers frequently pre-shop online. Over the past three years, Gap Inc. Direct has overhauled its technology platform, launched Piperlime, an online fashion shoe and handbag destination, unveiled Universality, which offers customers an easy way to cross-shop all four brands with one check out experience, and added Athleta to its roster of brands. Top priorities for 2009 include integrating Athleta into the Universality platform, continued innovation on Universality, growing Piperlime, and exploring the expansion into new online geographies such as Canada and the UK.

Investor Meeting Details

The Investor Meeting is being held on Thursday, October 16, 2008 in San Francisco and the audio webcast will run from 8:15 a.m. to 1:30 p.m. Pacific Time.

The webcast can be accessed from the Conference Calls & Webcasts page in the Financials & Media section of gapinc.com at http://www.gapinc.com/public/Investors/inv_fin_conf_calls_and_webcast. htm.

(Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)

During break periods, the webcast participants will experience hold music. A replay of these sessions will be made available for four weeks after the event and archived on gapinc.com.

Forward-looking statements

This press release and related webcast contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements.

Forward-looking statements include statements regarding: (i) optimizing square footage, including through downsizing and consolidation, and impact on sales; (ii) earnings growth through healthy merchandise margins; (iii) ongoing cost management and cost reduction; (iv) improving return on invested capital; (v) driving top line growth; (vi) increasing market share; (vii) margin expansion; (viii) square footage reductions and rent impact; (ix) free cash flow in fiscal 2008; (x) debt repayment; (xi) per share dividends in fiscal 2008; (xii) earnings per share in fiscal 2008; (xiii) operating margin in fiscal 2008; (xiv) capital expenditures in fiscal 2008; (xv) return on invested capital in fiscal 2008; (xvi) cash target; (xvii) returning excess cash to shareholders; (xviii) adding new concepts, partners, and sub-brands appropriately; (xix) upgrading and remodeling stores; (xx) increasing traffic and conversion; (xxi) international growth, including online and franchise; (xxii) online sales in fiscal 2008; and (xxiii) integrating Athleta onto the online universality platform.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following: the risk that the adoption of new accounting pronouncements will impact future results; the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the company’s financial performance; the highly competitive nature of the company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the risk that the company will be unsuccessful in identifying and negotiating new store locations and renewing leases for existing store locations effectively; the risk that comparable store sales and margins will experience fluctuations; the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives; the risk that adverse changes in the company’s credit ratings may have a negative impact on its financing costs, structure and access to capital in future periods; the risk that changes to the company’s IT systems may disrupt its operations; the risk that trade matters, events causing disruptions in product shipments from China and other foreign countries, or an inability to secure sufficient manufacturing capacity may disrupt the company’s supply chain or operations; the risk that the company’s efforts to expand internationally through franchising and similar arrangements may not be successful and could impair the value of its brands; the risk that acts or omissions by the company’s third party vendors, including a failure to comply with the company’s code of vendor conduct, could have a negative impact on the company’s reputation or operations; the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; any of which could impact net sales, costs and expenses, and/or planned strategies. Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008. Readers should also consult the company’s quarterly report on Form 10-Q for the fiscal quarter ended August 2, 2008.

These forward-looking statements are based on information as of October 16, 2008. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SEC Regulation G

This press release and related webcast also include non-Generally Accepted Accounting Principle (GAAP) measures – free cash flow and earnings per share excluding expenses related to the cost reduction initiatives – which under SEC Regulation G we are required to reconcile to GAAP measures. Reconciliations of the free cash flow measures to a GAAP financial measure are included in our earnings press releases issued on March 1, 2007, February 28, 2008 and August 21, 2008, which are available on gapinc.com. Reconciliation of the earnings per share measure excluding expenses related to the cost reduction initiatives to a GAAP financial measure is included in the table at the end of this release.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories and personal care products for men, women, children and babies under the Gap, Banana Republic, Old Navy, Piperlime and Athleta brand names. Fiscal 2007 sales were $15.8 billion. Gap Inc. operates more than 3,100 stores in the United States, the United Kingdom, Canada, France, Japan and Ireland. In addition, Gap Inc. is expanding its international presence with franchise agreements in Asia, Europe, Latin America and the Middle East. For more information, please visit gapinc.com.

Investor Relations:

Evan Price

415-427-2161

Media Relations:

Louise Callagy

415-427-3502

The Gap, Inc.

SEC REGULATION G

RECONCILIATION OF DILUTED EARNINGS PER SHARE ON A GAAP BASIS TO DILUTED EARNINGS PER SHARE ON A NON-GAAP BASIS

26 Weeks Ended August 4, 2007
Diluted earnings per share on a GAAP basis	$0.40
Add: expenses related to the cost reduction initiatives (a)	0.02

Diluted earnings per share on a non-GAAP basis (a)	$0.42

(a)	During the twenty-six weeks ended August 4, 2007, the company recognized $25 million of expenses on a pre-tax basis relating to its cost reduction initiatives. The majority of these expenses were related to severance benefits to employees at headquarter locations. Diluted earnings per share excluding the amounts noted above is a non-GAAP financial measure. We believe this is an important metric as it represents our diluted earnings per share from ongoing operations. However, this non-GAAP financial measure is not intended to supersede or replace our GAAP results.